Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Walter Ida
(808) 946-1400

Territorial Bancorp Inc.

Completes Twelfth Repurchase Program

Honolulu, Hawaii, September 12, 2023 - Territorial Bancorp Inc., (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announces that the Company has completed its twelfth stock repurchase program. Under this repurchase program, the Company was authorized to repurchase up to $5,000,000 of the Company’s outstanding shares. The Company repurchased 293,474 shares of its common stock at an average price of $16.98 per share. Overall, the Company has repurchased 4,417,953 shares of common stock or 36.11% of the shares issued in its initial public offering in 2009. The Company’s Board of Directors regularly reviews capital management options, including stock repurchase programs, and any future decision to adopt one or more additional stock repurchase programs would be subject to general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “would,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission, as updated through filings with the Securities and Exchange Commission and other releases issued by the Company from time to time. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Territorial Savings Bank is a Hawaii state-chartered savings bank that was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 29 branch offices in the State of Hawaii.